UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 27, 2020

U.S. Xpress Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
□  Emerging growth company
□ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2020, the stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), approved the Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan (the “Amended and Restated Omnibus Plan”). The Amended and Restated Omnibus Plan: (i) increases the number of shares of Class A common stock available for issuance thereunder to 5,750,000 shares, less shares that were granted under the Company’s 2018 Omnibus Incentive Plan after February 28, 2020 and prior to the date on which the Amended and Restated Omnibus Plan was approved by our stockholders, (ii) implements additional changes designed to support governance best practices, (iii) provides that if an employee becomes a director (including by continuing his or her service on the Board), upon termination of such employee’s employment with the Company, such employee’s ceasing to be an employee of the Company would not be treated as termination for purposes of his or her outstanding awards, subject to the discretion of the Compensation Committee, (iv) provides that the Compensation Committee has the discretion to increase or decrease the payout under any performance award, (v) clarifies that the Compensation Committee may provide that stock options shall be deemed to be exercised at the close of business on the scheduled expiration date if at such time the option by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such option, and (vi) makes such other miscellaneous, administrative and conforming changes as are necessary.

The terms of the Amended and Restated Omnibus Plan are described in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) filed with the Securities and Exchange Commission on April 17, 2020 (the “Proxy Statement”) in the section thereof titled “Proposal 5—Approval of the Amended and Restated U.S. Xpress Enterprises, Inc. 2018 Omnibus Incentive Plan.” The text of the Amended and Restated Incentive Plan is set forth as Appendix B to the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on Wednesday, May 27, 2020. Six proposals were voted on at the Annual Meeting. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Jon F. Beizer	90,892,391	4,029,306	7,854,351
Edward "Ned" H. Braman	90,616,770	4,304,927	7,854,351
Jennifer G. Buckner	94,291,107	630,590	7,854,351
Eric Fuller	92,968,061	1,953,636	7,854,351
Max Fuller	90,959,281	3,962,416	7,854,351
Dennis A. Nash	90,859,324	4,062,373	7,854,351
John C. Rickel	90,842,387	4,079,310	7,854,351

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:

Votes For 94,360,585	Votes Against 511,108	Abstentions 50,004	Broker Non-Votes 7,854,351

3.	The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,195,014	541,308	39,726	--

4.	The amendment to the Company’s Second Amended and Restated Bylaws to implement proxy access (as so amended, the Third Amended and Restated Bylaws), was approved as follows:

Votes For 94,634,495	Votes Against 209,475	Abstentions 77,727	Broker Non-Votes 7,854,351

The Third Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

5.	The Amended and Restated Omnibus Plan, was approved as follows:

Votes For 92,823,116	Votes Against 1,994,490	Abstentions 104,091	Broker Non-Votes 7,854,351

6.
The amendment to the Company’s Second Amended and Restated Articles of Incorporation (as so amended, the “Third Amended and Restated Articles of Incorporation”) to allow shares of Class B common stock, regardless of how the shares are held, to be pledged without conversion to shares of Class A common stock, was approved by: (i) the affirmative vote of a majority of the voting power of the Class A stockholders and the Class B stockholders voting together as a single class, and (ii) the affirmative vote of a majority of the voting power of the Class B stockholders voting as a separate class, as follows:

Class A and Class B Stockholders Voting as a Single Class

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,444,983	6,446,239	30,475	7,854,351

Class B Stockholders Voting as a Separate Class

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,035,475	--	--	--

The Third Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	3.1	Third Amended and Restated Articles of Incorporation of U.S. Xpress Enterprises, Inc.
	3.2	Third Amended and Restated Bylaws of U.S. Xpress Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: June 2, 2020	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Third Amended and Restated Articles of Incorporation of U.S. Xpress Enterprises, Inc.
3.2	Third Amended and Restated Bylaws of U.S. Xpress Enterprises, Inc.